EMPLOYMENT AGREEMENT

     THIS AGREEMENT, made and entered into February 27, 2001 (the "Effective Date"), by and between Norman P. Blake, Jr. (the "Executive") and Comdisco, Inc. (the "Company");
                                WITNESSETH THAT:
                                ----------------

     WHEREAS, the parties desire to enter into this Agreement pertaining to the employment of the Executive by the Company;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Executive and the Company as follows:

1. Performance of Services. The Executive's employment with the Company shall be subject to the following:

     (a) Subject to the terms of this Agreement, the Company hereby agrees to employ the Executive as its Chairman, President, and Chief Executive Officer during the Agreement Term (as defined below), and the Executive hereby agrees to remain in the employ of the Company during the Agreement Term.

     (b) Not later than the Employment Commencement Date, the Executive shall be elected to the Board of Directors of the Company (the "Board") and to the position of its Chairman and, for the duration of the Agreement Term, while the Executive is employed by the Company, he shall continue to serve as Chairman of the Board, and shall be a member of the Executive Committee of the Board. The Executive shall provide a list of acceptable candidates for nomination to the Board, and the committees of the Board. The Board shall give full consideration to such list of candidates. A similar procedure will apply for filling vacancies. The Company's by-laws shall be amended to reflect this procedure to the extent that such amendment is necessary to require such procedure.

     (c) During the Agreement Term, while the Executive is employed by the Company, the Executive shall devote his full time, energies and talents to serving as its Chairman, President, and Chief Executive Officer.

     (d) The Executive agrees that he shall perform his duties faithfully and efficiently subject to the directions of the Board. The Executive's duties may include providing services for both the Company and the Subsidiaries (as defined below), as determined by the Board; provided that the Executive shall not, without his consent, be assigned tasks that would be inconsistent with those of Chairman, President, and Chief Executive Officer. The Executive shall report to the Board and shall have such authority, power, responsibilities and duties as are inherent in his positions (and the undertakings applicable to his positions) and necessary to carry out his responsibilities and the duties required of him hereunder. The Executive will also be subject to the Company policies that are applicable to the Company's other senior management employees. Notwithstanding the foregoing provisions of this paragraph 1, during the Agreement Term, the Executive may devote reasonable time to activities other than those required under this Agreement, including the supervision of his personal investments, and activities involving professional, charitable, community, educational, religious and similar types of organizations, speaking engagements, membership on the boards of directors of other organizations, and similar types of activities, to the extent that such other activities do not, in the judgment of the Board, inhibit or prohibit the performance of the Executive's duties under this Agreement, or conflict in any material way with the business of the Company or any Subsidiary; provided, however, that the Executive shall not serve on the board of any business, render to others services of any kind for compensation, or hold any other position with any business, without the consent of the Board. For purposes of the preceding sentence, Board approval is deemed to be granted to the Executive to serve on the board of directors of Owens-Corning Corporation and Enron Corporation.

     (e) Subject to the terms of this Agreement, the Executive shall not be required to perform services under this Agreement during any period that he is Disabled. The Executive shall be considered "Disabled" during any period in which he has a physical or mental disability which renders him incapable, after reasonable accommodation, of performing his duties under this Agreement. In the event of a dispute as to whether the Executive is Disabled, the Company may refer the same to a licensed practicing physician of the Company's choice, and the Executive agrees to submit to such tests and examinations as such physician shall deem appropriate. During the period in which the Executive is Disabled, the Company may appoint a temporary replacement to assume the Executive's responsibilities.

     (f) The "Agreement Term" shall be the period beginning on the February 27, 2001 (the "Employment Commencement Date") and ending on the three-year anniversary of the Employment Commencement Date. Thereafter, the Agreement Term will be automatically extended for twelve-month periods, unless one party to this Agreement provides notice of non-renewal to the other at least 60 days before the last day of the Agreement Term.

     (g) For purposes of this Agreement, the term "Subsidiary" shall mean any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent interest in such entity is owned, directly or indirectly, by the Company (or a successor to the Company).

2. Compensation. Subject to the terms of this Agreement, during the Agreement Term, while the Executive is employed by the Company, the Company shall compensate him for his services as follows:

     (a) Salary. The Executive shall receive, for each 12-consecutive month period beginning on the Employment Commencement Date and each anniversary thereof, in substantially equal monthly or more frequent installments, an annual base salary of not less than $700,000 (the "Salary"). The Executive's Salary rate shall be reviewed by the Board on or about October 1 of each year during the Agreement Term, while the Executive is employed by the Company, to determine whether an increase in the amount of Salary is appropriate. The salary rate of the Executive shall not be reduced.

     (b) Annual Bonus. The Executive shall participate in an annual bonus program. The bonus program shall provide for a maximum bonus amount of 200% of the Executive's annual salary. The performance goals shall be established by the Board after consultation with the Executive. Notwithstanding the foregoing provisions of this paragraph (b), for the performance period beginning on the Employment Commencement Date and ending September 30, 2001, the Executive's bonus shall not be less than $700,000.

     (c) Options. The Executive shall be granted non-statutory stock options covering shares of common stock of the Company ("Stock"), subject to the following:

          (i) As of the Employment Commencement Date, the Executive shall be granted a stock option covering 600,000 shares of Stock. Such option shall be granted under the Company's Amended and Restated 1998 Long-Term Stock Ownership Incentive Plan (the "Stock Plan"), and shall have an exercise price of $11.72 per share of Stock. The terms of such option for 600,000 shares shall be reflected in the Notice of Grant of Stock Options and Award Agreement set forth as Supplement 1A to this Agreement, which is attached to and forms a part of this Agreement. As of the Employment Commencement Date, the Executive shall be granted an additional option covering 406,500 shares of Stock, subject to substantially the same terms as the terms applicable to the option granted under the Stock Plan for the 600,000 share option described in the preceding sentence, and shall have an exercise price of $10.90 per share of Stock. The terms of such option for 406,500 shares shall be reflected in the Notice of Grant of Stock Options and Award Agreement set forth as Supplement 1B to this Agreement, which is attached to and forms a part of this Agreement.

          (ii) As of the one-year anniversary of the Employment Commencement Date, the Executive shall be granted an option covering 500,000 shares of Stock. As of the two-year anniversary of the Employment Commencement Date, the Executive shall be granted an option covering an additional 500,000 shares of Stock. The options granted pursuant to this paragraph (ii) shall be granted under the Stock Plan or a successor to that plan (or, to the extent that no such plan is available for such grants, such grants shall be made outside of any plan). The terms of each such option shall be reflected in the Notice of Grant of Stock Options and Award Agreement set forth as Supplement 1C to this Agreement, which is attached to and forms a part of this Agreement. If a Change in Control occurs prior to the two-year anniversary of the Employment Commencement Date, then, as of the date immediately prior to the Change in Control, the Executive shall be granted an option covering the excess of 1,000,000 shares of Stock over the number of shares covered by options previously granted under this paragraph (ii) (which shall be in lieu of any additional grants under this paragraph (ii)). The exercise price for each such option granted under this paragraph (ii) shall be the fair market value of the Stock as of the date of grant for the option. The obligation under this paragraph (ii) to grant an option covering 500,000 shares of Stock on each of the first and second anniversaries of the Employment Commencement Date, and to grant an option on a Change in Control, shall be adjusted in the same manner as is required under section 24 of the Stock Plan.

          (iii)Subject to the provisions of paragraph 4, the options shall become vested and exercisable as to one-third of the covered shares on the one-year anniversary of the Employment Commencement Date, and the options shall become vested and exercisable as to an additional 1/36th of the covered shares on the last day of each calendar month following the one-year anniversary of the Employment Commencement Date, provided that the Executive's Date of Termination has not then occurred. It is recited here, for purposes of avoiding ambiguity, that by reason of this paragraph
               (iii), the options granted under paragraph (ii) above shall be partially vested on the date of grant. In the event of a Change in Control, all options granted under the foregoing provisions of this paragraph (c) shall become fully vested.

          (iv) Subject to the provisions of paragraph 4, the options shall have a ten-year term beginning on the respective grant date for each option.

          (v) The options shall be registered on a Form S-8 registration statement which shall remain effective for the term of the options.

               The options granted under the foregoing provisions of this paragraph (c) shall be treated as a hiring bonus, and are an inducement essential to the Executive's entering into this Agreement. In addition to the Options granted as a hiring bonus in accordance with paragraphs (i) and (ii) above, the Company will make annual grants of Stock options to the Executive based on performance and consistent with the Company's regular compensation practices for executive officers, taking into account the Executive's position relative to other executives. In determining the amount of the annual option grant to the Executive in any year, the Company will not consider the hiring bonus options granted to the Executive under paragraphs (i) and
               (ii) above. Except as otherwise provided by this paragraph (c), the Stock options shall be subject to such terms as are comparable to the terms of options granted to other senior executive officers.


     (d) Physical Examination. The Company will reimburse the Executive for an annual physical examination for the Executive and for his wife. The Executive shall be entitled to a Tax Gross-Up with respect to such reimbursement.

     (e) Automobile. The Executive shall be provided, at the Company's expense, with the use of an automobile in the location around the Company's headquarters, and shall be entitled to a Tax Gross-Up with respect to the provision of such vehicle.

     (f) Location. The Executive's office shall be in the Company's headquarters. As of the Effective Date, such headquarters is in Rosemont, Illinois. Thereafter, the headquarters shall be at Rosemont or such other location as is determined by the Board after consultation with the Executive. During the Agreement Term, the Executive may reside in Carmel, Indiana. The Executive will be provided with the use of Company jet or helicopter (as determined by the Executive) for commuting to Carmel, Indiana. The Executive shall be entitled to a Tax Gross-Up with respect to the provision of such transportation.

     (g) Apartment. The Company will provide the Executive with a furnished apartment in the vicinity of the Company's headquarters. The Executive shall be entitled to a Tax Gross-Up with respect to the provision of such apartment.

     (h) Spousal Travel. The Executive's wife will be permitted to accompany him on any business-related travel, and the Executive will be reimbursed by the Company for the expenses of such travel. The
          Executive shall be entitled to a Tax Gross-Up with respect to such reimbursement of his wife's travel expenses.

     (i) Financial Planning. The Executive shall be reimbursed for up to $15,000 per year for personal financial and tax planning expenses while the Executive is employed by the Company. The Executive shall be entitled to a Tax Gross-Up with respect to such reimbursement.

     (j) Relocation. The Company will purchase the Executive's house in Colorado Springs, Colorado, if he is unsuccessful in selling the house within 90 days after date of listing of the house with a broker for sale. The purchase price paid by the Company shall be the greater of
          (i) the Executive's cost for the house plus the cost of improvements made by the Executive or (ii) the appraised value of the house. Subject to the foregoing provisions of this paragraph (j), the Executive shall be entitled to relocation-related benefits in accordance with the relocation policies of the Company applicable to its senior executive officers.

     (k) Expenses. The Executive is authorized to incur reasonable expenses for entertainment, traveling, meals, lodging and similar items in promoting the Company's business. The Company will reimburse the Executive for all reasonable expenses so incurred, provided that such expenses are incurred and accounted for in accordance with the reasonable policies and procedures established by the Company.

     (l) Vacation. The Executive shall be eligible for four weeks vacation per year.

     (m) Change in Control. Following a Change in Control, the Company shall to provide compensation (including bonus opportunities) and benefits to the Executive which, on an aggregate basis, equal or exceed the compensation (including bonus opportunities) and benefits in effect immediately before the Change in Control.

     (n) Fringe Benefits. Except as otherwise specifically provided to the contrary in this Agreement, the Executive shall be provided with the welfare benefits and other fringe benefits to the same extent and on the same terms as those benefits are provided by the Company from time to time to the Company's other senior management employees; provided, however, that if any such benefits are adjusted to reflect an executive's position, the Executive's benefits shall be adjusted in a manner commensurate with his position. The Executive shall also be entitled to the perquisites that are customarily provided in connection with his position. Nothing in this paragraph (m) shall be construed to prevent the Company from revising the benefits or perquisites generally provided to executives from time to time. However, the Company shall not be required to provide a benefit under this paragraph (n) if such benefit would duplicate (or otherwise be of the same type as) a benefit specifically required to be provided under another provision of this Agreement. The Executive shall complete all forms and physical examinations, and otherwise take all other similar actions to secure coverage and benefits described in this paragraph 2, to the extent determined to be necessary or appropriate by the Company.

     (o) Tax Gross-Up. The term "Tax Gross-Up" with respect to any benefit means a payment in an amount equal to the aggregate amount of additional Federal, state and local income taxes and payroll taxes payable by the Executive from time to time by reason of the receipt of that benefit, and by reason of his receipt of the gross-up payment.

3. Termination. The Executive's employment with the Company during the Agreement Term may be terminated by the Company or the Executive without any breach of this Agreement only under the circumstances described in paragraphs 3(a) through 3(f):


     (a) Death. The Executive's employment hereunder will terminate upon his death.

     (b) Permanent Disability. The Company may terminate the Executive's employment during any period in which he is Permanently Disabled. The Executive shall be considered "Permanently Disabled" during any period in which he is Disabled; provided, however, that the Executive shall not be considered to be "Permanently Disabled" unless (i) the Executive, as a result of a physical or mental disability, is incapable, after reasonable accommodation, of performing any substantial portion of the Executive's duties under this Agreement on a permanent, full-time basis; and (ii) such disability is determined by the Board to be of a long-term nature. In the event of a dispute as to whether the Executive is Permanently Disabled, the Company may refer the same to a mutually acceptable licensed practicing physician, and the Executive agrees to submit to such tests and examination as such physician shall deem appropriate.

     (c) Cause. The Company may terminate the Executive's employment hereunder at any time for Cause. For purposes of this Agreement, the term "Cause" shall mean:

          (i) the willful and continued failure by the Executive to substantially perform his material duties with the Company (other than any such failure resulting from the Executive's being Disabled), within a reasonable period of time after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties;

          (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; or

          (iii)the engaging by the Executive in egregious misconduct involving serious moral turpitude and the Company's Board, in the exercise of reasonable judgment, determines that the Executive's credibility and reputation no longer conform to the standard of the Company's executives. For purposes of this Agreement, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Company. "Cause" shall not include (i) bad judgment, (ii) failure of the Company to meet financial performance objectives, or (iii) any act or omission of which any member of the Board who is not a party to such act or omission has had actual knowledge for at least twelve months.

     (d) Constructive Discharge. If (I) the Executive provides written notice to the Company of the occurrence of Good Reason (as defined below) within a reasonable time after the Executive has knowledge of the circumstances constituting Good Reason, which notice shall specifically identifies the circumstances which the Executive believes constitute Good Reason; (II) the Company fails to correct the circumstances within 30 days after receiving such notice; and (III) the Executive resigns within a reasonable time after the Company fails to correct such circumstances; then the Executive shall be considered to have been subject to a Constructive Discharge by the Company. For purposes of this Agreement, "Good Reason" shall mean, without the Executive's express written consent (and except in consequence of a prior termination of the Executive's employment), the occurrence of any of the following circumstances:

          (i) A material adverse change in the status, title, authority, responsibilities or perquisites of the Executive. Following a material transaction involving the Company, "Good Reason" shall be deemed to exist under this paragraph (i) if the Executive is not the Chief Executive Officer and Chairman of the parent company of the surviving entity.

          (ii) The failure to nominate or elect the Executive as Chairman of the Board or as a member of the Executive Committee of the Board in accordance with paragraph 1, or his removal from any such position.

          (iii)A  change  in  Executive's   reporting   relationship   from  the
               reporting relationship required in accordance with paragraph 1.

          (iv) Assignment of duties materially inconsistent with the Executive's position as President and Chief Executive Officer.

          (v) The failure to comply with the procedures set forth in paragraph 1(b) with respect to nomination and appointment of Board members or failure to amend the by-laws of the Company to reflect those procedures.

          (vi) The failure of the Board to give consideration to the list of candidates recommended by the Executive for Board nomination as required by the provisions of paragraph 1(b).

          (vii)A reduction by the Company in the Executive's salary or benefits to an amount that is less than required under paragraph 2.

          (viii)  Following   a  Change  in  Control,   failure  of  to  provide
               compensation and benefits to the Executive as required under paragraph 2(l).

          (ix) The failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement.

          (x) Any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (g) below (and, if applicable, the requirements of paragraph (b) above), and for purposes of this Agreement, no such purported termination shall be effective.

          (xi) Any material breach of this Agreement by the Company not described in paragraphs (i) through (x) next above.

               The Executive's right to terminate his employment pursuant to this paragraph (d) shall not be affected by his incapacity due to physical or mental illness.

          (e) Termination by Executive. The Executive may terminate his employment hereunder at any time for any reason by giving the Company prior written Notice of Termination (as defined in paragraph 3(g)), which Notice of Termination shall be effective not less than 60 days after it is given to the Company, provided that nothing in this Agreement shall require the Executive to specify a reason for any such termination. However, to the extent that the procedures specified in paragraph 3(d) are required, the procedures of this paragraph 3(e) may not be used in lieu of the procedures required under paragraph 3(d).

          (f) Termination by Company. The Company may terminate the Executive's employment hereunder at any time for any reason, by giving the Executive prior written Notice of Termination, which Notice of Termination shall be effective immediately, or such later time as is specified in such notice. The Company shall not be required to specify a reason for the termination under this paragraph (f), provided that termination of the Executive's employment by the Company shall be deemed to have occurred under this paragraph (f) only if it is not for reasons described in paragraph 3(b), 3(c), 3(d), or 3(e).

          (g) Notice of Termination. Any termination of the Executive's employment by the Company or the Executive (other than a termination pursuant to paragraph 3(a)) must be communicated by a written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" means a dated notice which indicates the Date of Termination (not earlier than the date on which the notice is provided), and which indicates the specific termination provision in this Agreement relied on and which sets forth in reasonable detail the facts and circumstances, if any, claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

          (h) Date of Termination. "Date of Termination" means the last day the Executive is employed by the Company, provided that the
               Executive's employment is terminated in accordance with the foregoing provisions of this paragraph 3.

          (i) Effect of Termination. If, on the Date of Termination, the Executive is a member of the Board of Directors of the Company or any of the Subsidiaries, or holds any other position with the Company and the Subsidiaries (other than the position described in paragraph 1(a)), the Executive shall resign from all such positions as of the Date of Termination.

4. Rights Upon Termination. The Executive's right to payment and benefits under this Agreement for periods after his Date of Termination shall be determined in accordance with the following provisions of this paragraph 4:

     (a) General. If the Executive's Date of Termination occurs during the Agreement Term for any reason, the Company shall pay to the Executive:

          (i) The Executive's Salary for the period ending on the Date of Termination.

          (ii) Payment for unused vacation days, as determined in accordance with Company policy as in effect from time to time.

          (iii)If the Date of Termination occurs after the end of a performance period for the annual bonus, and prior to the payment of the annual bonus (as described in paragraph 2(b)) for the year, the Executive shall be paid such bonus amount at the regularly scheduled time.

          (iv) The Executive and any of his dependents shall be eligible for medical continuation coverage under the provisions of section 4980B of the Internal Revenue Code or section 601 of the Employee Retirement Income Security Act (sometimes called "COBRA coverage") to the extent required by applicable law.

          (v) Any other payments or benefits to be provided to the Executive by the Company pursuant to any employee benefit plans or arrangements adopted by the Company, to the extent such amounts are due from the Company.

               Except as may otherwise be expressly provided to the contrary in this Agreement, nothing in this Agreement shall be construed as requiring the Executive to be treated as employed by the Company for purposes of any employee benefit plan or arrangement following the date of the Executive's Date of Termination.

     (b) Death. If the Executive's Date of Termination occurs during the Agreement Term by reason of the Executive's death, then, in addition to the amounts payable in accordance with paragraph 4(a):

          (i) The Executive's estate shall receive payment of the bonus for the performance period in which his Date of Termination occurs, based on actual performance for the entire period, and payable at the same time as it is payable for other participants in the bonus plan; provided, however, that it shall be subject to a pro-rata reduction for the portion of the performance period following the Date of Termination.

          (ii) If the Date of Termination occurs prior to the two-year anniversary of the Employment Commencement Date, then, as of the date immediately prior to the Date of Termination, the Executive shall be granted an option covering the excess of 1,000,000 shares of Stock over the number of shares covered by options granted under paragraph 2(c)(ii). The exercise price for each such option granted under this paragraph (ii) shall be the fair market value of the Stock as of the date of grant for the option. The vesting of such option shall be determined under the vesting provisions of paragraph 2(c)(iii) based on the Executive's service to the Date of Termination. The term of such option shall be determined under paragraph 2(c)(iv). The obligation under this paragraph (ii) to grant an option shall be adjusted in the same manner as is required under section 24 of the Stock Plan.

          (iii)To the extent that any outstanding Stock options previously granted to the Executive (including, without limitation, any option been granted immediately prior to the Date of Termination in accordance with paragraph (ii) above) are vested and exercisable immediately prior to the Date of Termination, each such option shall remain exercisable until the date fixed for expiration of the option (determined without regard to Executive's termination of employment), and to the extent that any such Stock option is not vested and exercisable immediately prior to the Date of Termination, it shall terminate immediately on the Date of Termination.

     (c) Disability. If the Executive's Date of Termination occurs during the Agreement Term under circumstances described in paragraph 3(b) (relating to Executive's being Permanently Disabled) then, in addition to the amounts payable in accordance with paragraph 4(a):

          (i) The Executive shall receive payment of the bonus for the performance period in which his Date of Termination occurs, based on actual performance for the entire period, and payable at the same time as it is payable for other participants in the bonus plan; provided, however, that it shall be subject to a pro-rata reduction for the portion of the performance period following the Date of Termination.


          (ii) If the Date of Termination occurs prior to the two-year anniversary of the Employment Commencement Date, then, as of the date immediately prior to the Date of Termination, the Executive shall be granted an option covering the excess of 1,000,000 shares of Stock over the number of shares covered by options granted under paragraph 2(c)(ii). The exercise price for each such option granted under this paragraph (ii) shall be the fair market value of the Stock as of the date of grant for the option. The vesting of such option shall be determined under the vesting provisions of paragraph 2(c)(iii) based on the Executive's service to the Date of Termination. The term of such option shall be determined under paragraph 2(c)(iv). The obligation under this paragraph (ii) to grant an option shall be adjusted in the same manner as is required under section 24 of the Stock Plan.

          (iii)To the extent that any outstanding Stock options previously granted to the Executive (including, without limitation, any option been granted immediately prior to the Date of Termination in accordance with paragraph (ii) above) are vested and exercisable immediately prior to the Date of Termination, each such option shall remain exercisable until the date fixed for expiration of the option (determined without regard to Executive's termination of employment), and to the extent that any such Stock option is not vested and exercisable immediately prior to the Date of Termination, it shall terminate immediately on the Date of Termination. If, at the Date of Termination under circumstances described in paragraph 3(b), the Executive is not eligible for income replacement benefits under the Company's long-term disability plan or another arrangement providing substantially similar benefits, then, in lieu of receiving any benefits under such plan or arrangement, the Executive, for a period of two years after the Date of Termination, shall continue to receive monthly or more frequent payments at his salary rate in effect immediately prior to the Date of Termination.

     (d) Cause. If the Executive's Date of Termination occurs during the Agreement Term under circumstances described in paragraph 3(c) (relating to the Executive's termination for Cause) then, except as otherwise expressly provided in this Agreement, the Company shall have no obligation to make payments under the Agreement for periods after the Executive's Date of Termination, and any outstanding Stock option shall terminate immediately upon the Date of Termination regardless of the vested status of the option.

     (e) Resignation. If the Executive's Date of Termination occurs during the Agreement Term under circumstances described in paragraph 3(e) (relating to the Executive's resignation), then, except as otherwise expressly provided in this Agreement, the Company shall otherwise have no obligation to make payments under the Agreement for periods after the Executive's Date of Termination; provided that to the extent that any outstanding Stock option previously granted to the Executive is vested and exercisable immediately prior to the Date of Termination, it shall remain exercisable until the earlier of the ten-year anniversary of the Employment Commencement Date or the eighteen-month anniversary of the Date of Termination, and to the extent that any such Stock option is not vested and exercisable immediately prior to the Date of Termination, it shall terminate immediately on the Date of Termination.

     (f) Termination without Cause and Constructive Discharge. If the Executive's Date of Termination occurs during the Agreement Term under circumstances described in paragraph 3(d) (relating to Constructive Discharge) or paragraph 3(f) (relating to termination by the Company without Cause) then, in addition to the amounts payable in accordance with paragraph 4(a):

          (i)  The Executive shall receive, in a lump sum payment, the sum of:

               (A) All of the salary that would be payable to the Executive if he continued in the employ of the Company until the End of the Severance Period and received the rate of salary in effective immediately prior to his Date of Termination.

                    plus

               (B) The total bonus payments he would have received if he remained in the employ of the Company until the End of the Severance Period, with the rate of bonus payment to be not less than the greater of $700,000 per year or the highest annual bonus payment received by the Executive from the Company for his period of employment; provided that if the End of the Severance Period occurs on a date other than the last day of a performance period, the bonus deemed to be earned under this paragraph (B) for the performance period in which the End of the Severance Period occurs shall be the amount determined in accordance with this paragraph (B) for the period, but subject to a pro rata reduction to reflect the portion of the performance period following the End of the Severance Period.

                    The "End of the Severance Period" shall be the date that is the later of the three-year anniversary of the Employment Commencement Date or the two-year anniversary of the Date of Termination.

          (ii) The Company will provide the Executive with medical and dental benefits with respect to the Executive and his dependents to the extent that such benefits would have been provided to the Executive (with respect to the Executive and his dependents) under the Company's medical and dental plans applicable to the Company's senior executives (as those plans may be amended from time to time in accordance with their terms) as though the Executive remained employed by the Company until the end of the Agreement Term. The period of coverage under the foregoing provisions of this paragraph (ii) shall be counted toward the Company's obligation to provide COBRA coverage. The period of coverage required under this paragraph (ii) shall cease as of the first day on which the Executive has medical benefit coverage from his employer (including a new employer or a prior employer) after the Date of Termination. The Executive agrees that during any period after the Date of Termination during which he is eligible to obtain medical benefit coverage (with respect to the Executive or his dependents) from the Executive's employer, or other person to whom the Executive provides service, the Executive will file such an application, and take such other steps as may be necessary to obtain such coverage (including the payment of premiums). The Executive shall receive a Tax Gross-Up with respect to the coverage provided by the Company under this paragraph (ii).


          (iii)If the Date of Termination occurs prior to the two-year anniversary of the Employment Commencement Date, then, as of the date immediately prior to the Date of Termination, the Executive shall be granted an option covering the excess of 1,000,000 shares of Stock over the number of shares covered by options granted under paragraph 2(c)(ii). The exercise price for each such option granted under this paragraph (iii) shall be the fair market value of the Stock as of the date of grant for the option. The term of such option shall be determined under paragraph 2(c)(iv). The obligation under this paragraph (iii) to grant an option shall be adjusted in the same manner as is required under section 24 of the Stock Plan.

          (iv) The exercise restrictions with respect to outstanding Stock options previously granted to the Executive (and those granted in accordance with paragraph (ii) above) shall lapse, and the options shall become vested and exercisable as of the Date of Termination. Such Stock options shall remain exercisable until the date fixed for expiration of the option (determined without regard to Executive's termination of employment).

               In no event, however, shall the Executive be entitled to receive any amounts, rights, or benefits under this paragraph (f) unless he executes a release of claims against the Company in a form prepared by the Company.

     (g) Change in Control. If the Executive's Date of Termination occurs during the Agreement Term under circumstances described paragraph 3(f) (relating to termination by the Company without Cause) prior to a Change in Control and such termination is by the Company in anticipation of a Change in Control (as defined in Supplement 2 to this Agreement, which is attached to and forms a part of this Agreement), or if the Executive's Date of Termination occurs during the Agreement Term on or after a Change in Control, and prior to the 18-month anniversary of the Change in Control, under circumstances described in paragraph 3(d) (relating to Constructive Discharge) or paragraph 3(f) (relating to termination by the Company without Cause), then paragraph (f) next above shall apply to the Executive, except that (in consideration of the Executive signing the Employee Agreement and the other covenants and agreements set forth in this Agreement):

          (i) The "End of the Severance Period" shall be the three-year anniversary of the Date of Termination.

          (ii) In the event it shall be determined that any payment, benefit or distribution (or combination thereof) from the Company, any affiliate, or trusts established by the Company or by any affiliate, for the benefit of its employees, to the Executive or for the Executive's benefit (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, and with a "payment" including, without limitation, the vesting of an option or other non-cash benefit or property) (any of which are referred to as a "Payment") would be subject to the excise tax imposed by section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, hereinafter collectively referred to as the "Excise Tax"), the Executive shall be entitled to receive an additional payment (a "Parachute Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes and payroll taxes (and any interest and penalties imposed with respect thereto) and the Excise Tax imposed upon the Parachute Gross-Up Payment, the Employee retains an amount of the Parachute Gross-Up Payment equal to the sum of: (i) the Excise Tax imposed upon the Payments; plus (ii) an amount equal to the product of any deductions disallowed for federal, state, or local income tax purposes because of the inclusion of the Parachute Gross-Up Payment in the Executive's adjusted gross income multiplied by the highest applicable marginal rate of federal, state, or local income taxation, respectively, for the calendar year in which the Parachute Gross-Up Payment is to be made.

     (h) Non-Renewal by Company. If the Executive's Date of Termination does not occur during the Agreement Term, and the Agreement Term is not extended by reason of the Company providing notice to the Executive of non-renewal in accordance with paragraph 1(f), then the exercise restrictions with respect to outstanding Stock options previously granted to the Executive shall lapse as of the last day of the Agreement Term. Such Stock options shall remain exercisable until the date fixed for expiration of the option (determined without regard to Executive's termination of employment). In addition, if the Executive's Date of Termination does not occur during the Agreement Term, and the Agreement Term is not extended by reason of either the Company or the Executive providing notice to the other of non-renewal in accordance with paragraph 1(f), then, following the Executive's termination of employment with the Company, he shall receive payment of the bonus for the performance period in which such termination occurs, based on actual performance for the entire period, and payable at the same time as it is payable for other participants in the bonus plan; provided, however, that it shall be subject to a pro-rata reduction for the portion of the performance period following the termination.

     (i) Other Benefits. Except as may be otherwise specifically provided in an amendment of this paragraph (i) adopted in accordance with paragraph 10, the Executive's rights under this paragraph 4 shall be in lieu of any benefits that may be otherwise payable to or on behalf of the Executive pursuant to the terms of any severance pay arrangement of the Company or any Subsidiary or any other, similar arrangement of the Company or any Subsidiary providing benefits upon involuntary termination of employment.

5. Duties on Termination. Subject to the terms and conditions of this Agreement, during the period beginning on the date of delivery of a Notice of Termination, and ending on the Date of Termination, the Executive shall continue to perform his duties as set forth in this Agreement, and shall also perform such services for the Company as are necessary and appropriate for a smooth transition to the Executive's successor, if any. Notwithstanding the foregoing provisions of this paragraph 5, the Company may suspend the Executive from performing his duties under this Agreement following the delivery of a Notice of Termination providing for the Executive's resignation, or delivery by the Company of a Notice of Termination providing for the Executive's termination of employment for any reason; provided, however, that during the period of suspension (which shall end on the Date of Termination), the Executive shall continue to be treated as employed by the Company for other purposes, and his rights to compensation or benefits shall not be reduced by reason of the suspension.

6. Mitigation and Set-Off. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise. The Company shall be entitled to set off against amounts payable to the Executive any amounts owed to the Company by the Executive, but the Company shall not be entitled to set off against the amounts payable to the Executive under this Agreement any amounts earned by the Executive in other employment after termination of his employment with the Company, or any amounts which might have been earned by the Executive in other employment had he sought such other employment.

7. Employee Agreement. As of the Employment Commencement Date, the Executive shall enter into the "Employee Agreement," in the form set forth as Supplement 3 to this Agreement, which is attached to and forms a part of this Agreement.

8. Assistance with Claims. The Executive agrees that, for the period beginning on the Employment Commencement Date, and continuing for a reasonable period after the Executive's Date of Termination, the Executive will assist the Company and the Subsidiaries in defense of any claims that may be made against the Company and the Subsidiaries, and will assist the Company and the Subsidiaries in the prosecution of any claims that may be made by the Company or the Subsidiaries, to the extent that such claims may relate to services performed by the Executive for the Company and the Subsidiaries. The Executive agrees to promptly inform the Company if he becomes aware of any lawsuits involving such claims that may be filed against the Company or any Subsidiary. The Company agrees to provide legal counsel to the Executive in connection with such assistance (to the extent legally permitted), and to reimburse the Executive for all of the Executive's reasonable out-of-pocket expenses associated with such assistance, including travel expenses. For periods after the Executive's employment with the Company terminates, the Company agrees to provide reasonable compensation to the Executive for such assistance. The Executive also agrees to promptly inform the Company if he is asked to assist in any investigation of the Company or the Subsidiaries (or their actions) that may relate to services performed by the Executive for the Company or the Subsidiaries, regardless of whether a lawsuit has then been filed against the Company or the Subsidiaries with respect to such investigation.

9. Nonalienation. The interests of the Executive under this Agreement are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Executive or the Executive's beneficiary.

10. Amendment. This Agreement may be amended or cancelled only by mutual agreement of the parties in writing without the consent of any other person. So long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

11. Applicable Law. The provisions of this Agreement shall be construed in accordance with the laws of the State of Illinois, without regard to the conflict of law provisions of any state. All disputes shall be arbitrated or litigated (whichever is applicable) in Chicago, Illinois.

12. Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

13. Waiver of Breach. No waiver by any party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party of any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues.

14. Successors, Assumption of Contract. This Agreement is personal to the Executive and may not be assigned by the Executive without the written consent of the Company. However, to the extent that rights or benefits under this Agreement otherwise survive the Executive's death, the Executive's heirs and estate shall succeed to such rights and benefits pursuant to the Executive's will or the laws of descent and distribution; provided that the Executive shall have the right at any time and from time to time, by notice delivered to the Company, to designate or to change the beneficiary or beneficiaries with respect to such benefits. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company, subject to the following:

     (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

     (b) After a successor assumes this Agreement in accordance with this paragraph 14, only such successor shall be liable for amounts payable after such assumption, and no other companies (including, without limitation, Comdisco, Inc. and any other predecessors) shall have liability for amounts payable after such assumption.

     (c) Notwithstanding the foregoing provisions of this paragraph 14, if the successor is required to assume the obligations of this Agreement under paragraph 14(a), and fails to execute and deliver to the Executive a written acknowledgment of the assumption at the time of the assumption or, if later, promptly following demand by the Executive for execution and deliver of such an acknowledgment, then the successor shall not be substituted as the Company, the Executive shall be entitled to payments and benefits as provided under paragraph 4(f) or 4(g), whichever is applicable, and if the Executive is then employed by the Company (or successor), the Executive's employment shall be deemed to have been terminated by the Company under circumstances described in clause 3(d)(ix), and the Executive shall not be required to perform services under this Agreement after such deemed termination.

15. Notices. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below (or such other addresses as shall be specified by the parties by like notice). Such notices, demands, claims and other communications shall be deemed given:

     (a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

     (b) in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

     (c) in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;

     provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received. Communications that are to be delivered by the U.S. mail or by overnight service or two-day delivery service are to be delivered to the addresses set forth below:

     to the Company:

         Comdisco, Inc.
         6111 N. River Road
         Rosemont, Illinois  60018

     or to the Executive:

         Norman P. Blake, Jr.
         11179 Estancia Way
         Carmel, Indiana  46032

     All notices to the Company shall be directed to the attention of the General Counsel of the Company, with a copy to the Secretary of the Company. A copy of all notices to the Executive shall be sent to Mark Muedeking, Piper Marbury Rudnick & Wolfe, 6225 Smith Avenue, Baltimore, Maryland 21209. Each party, by written notice furnished to the other party, may modify the applicable delivery address, except that notice of change of address shall be effective only upon receipt.

16. Arbitration of All Disputes. Any controversy or claim arising out of or relating to this Agreement (or the breach thereof) shall be settled by final, binding and non-appealable arbitration in Chicago, Illinois by three arbitrators. Except as otherwise expressly provided in this paragraph 16, the arbitration shall be conducted in accordance with the rules of the American Arbitration Association (the "Association") then in effect. One of the arbitrators shall be appointed by the Company, one shall be appointed by the Executive, and the third shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the third arbitrator within 30 days of the appointment of the second arbitrator, then the third arbitrator shall be appointed by the Association. This paragraph 16 shall not be construed to limit the Company's right to obtain equitable relief under the Employee Agreement with respect to any matter or controversy subject to the Employee Agreement, and, pending a final determination by the arbitrator with respect to any such matter or controversy, the Company shall be entitled to obtain any such relief by direct application to state, federal, or other applicable court, without being required to first arbitrate such matter or controversy.

17.  Legal Costs.  The Company will  reimburse the Executive for the  reasonable
     attorney  fees  incurred  in  connection   with  the  negotiation  of  this
     Agreement.

18. Survival of Agreement. Except as otherwise expressly provided in this Agreement, the rights and obligations of the parties to this Agreement shall survive the termination of the Executive's employment with the Company.

19. Entire Agreement. Except as otherwise noted herein, this Agreement (including any Supplement(s) attached hereto) constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, if any, between the parties relating to the subject matter hereof.

20. Acknowledgment by Executive. The Executive represents and warrants that (i) he is not, and will not become a party to any agreement, contract, arrangement or understanding, whether of employment or otherwise, that would in any way restrict to prohibit him from undertaking or performing his duties in accordance with this Agreement or that restricts his ability to be employed by the Company in accordance with this Agreement; (ii) his employment by the Company will not violate the terms of any policy of any prior employer of the Executive regarding competition; and (iii) his position with the Company, as described in this Agreement, will not require him to improperly use any trade secrets or confidential information of any prior employer, or any other person or entity for whom he has performed services.

     IN WITNESS THEREOF, the Executive has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Effective Date.
                                             -----------------------------------
                                                            Norman P. Blake, Jr.

                                                                  Comdisco, Inc.

                                        By: ____________________________________
                                       Its: ____________________________________

                                  Supplement 1A
                                Grant under Plan
              Notice of Grant of Stock Options and Award Agreement

     This Supplement 1A is attached to and forms a part of the employment agreement (the "Agreement") between Norman P. Blake, Jr. (the "Executive") and Comdisco, Inc. (the "Company"). The purpose of this Supplement 1A is to set forth the Notice of Grant of Stock Options and Award Agreement applicable to a certain stock option award to be granted pursuant to paragraph 2(c)(i) of the Agreement.

              NOTICE OF GRANT OF STOCK OPTIONS AND AWARD AGREEMENT

                                                             Option Number:
                                                             Plan:
                                                             ID:

This grant of stock options is subject to the provisions of the Comdisco, Inc. 1998 Long-Term Stock Ownership Incentive Plan (as Amended and Restated Effective September 29, 2000) (the "Plan") and the following additional terms and conditions.

Effective 2/27/01, and pursuant to the terms of paragraph 2(c)(i) of your employment agreement with Comdisco, Inc. (the "Company") dated February 27, 2001 (the "Agreement"), you have been granted a Non-Qualified Stock Option to buy 600,000.00 shares of Company stock at $11.72 per share.

The total option price of the shares granted is $7,032,000.

The option will become vested and remain exercisable in accordance with the terms of the Agreement.

Tax Treatment: This option is a "non-qualified option." You are not subject to Federal income taxation at the time of grant. Upon exercise of a non-qualified option, the difference between the option exercise price and the fair market value of the common stock on the date of exercise will be considered ordinary income.

Registration Resale: The Plan is presently the subject of an effective Registration Statement. While the Plan does not place restrictions on resales of shares acquired thereunder, shares acquired by "affiliates" of Comdisco may be subject to restrictions on resale imposed by the Securities Exchange Act of 1934 ("Act"). Shares acquired by non-affiliates will generally not be subject to restrictions on resale under the Act.

By your signature and Comdisco's signature below, you and Comdisco agree that these options are granted under and governed by the terms and conditions of the Plan and the Award Agreement, all of which are attached and made a part of this document.


--------------------------------------      ---------------------------------
Comdisco, Inc.                                       Date

--------------------------------------      ---------------------------------

                                  Supplement 1B
                               Grant Outside Plan
              Notice of Grant of Stock Options and Award Agreement

     This Supplement 1B is attached to and forms a part of the employment agreement (the "Agreement") between Norman P. Blake, Jr. (the "Executive") and Comdisco, Inc. (the "Company"). The purpose of this Supplement 1B is to set forth the Notice of Grant of Stock Options and Award Agreement applicable to a certain stock option award to be granted pursuant to paragraph 2(c)(i) of the Agreement.

              NOTICE OF GRANT OF STOCK OPTIONS AND AWARD AGREEMENT

                                                             Option Number:
                                                             ID:

Effective 2/27/01, and pursuant to the terms of paragraph 2(c)(i) of your employment agreement with Comdisco, Inc. (the "Company") dated February 27, 2001 (the "Agreement"), you have been granted a Non-Qualified Stock Option to buy 406,500.00 shares of Company stock at $10.90 per share.

This grant of stock options is not made under the Comdisco, Inc. 1998 Long-Term Stock Ownership Incentive Plan (as Amended and Restated Effective September 29,
2000) (the "Plan"), but is subject to the same terms and conditions as though it had been made under the Plan (provided, however, that this grant shall not be counted against the total set forth in Section 3(a) of the Plan, and shall not be subject to the provisions of Section 3(b) of the Plan), and the grant shall be subject to the following additional terms and conditions.

The total option price of the shares granted is $4,430,850.

The option will become vested and remain exercisable in accordance with the terms of the Agreement.

Tax Treatment: This option is a "non-qualified option." You are not subject to Federal income taxation at the time of grant. Upon exercise of a non-qualified option, the difference between the option exercise price and the fair market value of the common stock on the date of exercise will be considered ordinary income.

By your signature and Comdisco's signature below, you and Comdisco agree that these options are granted under and governed by the terms and conditions of the Plan and the Award Agreement, all of which are attached and made a part of this document.


--------------------------------------      ---------------------------------
Comdisco, Inc.                                       Date

--------------------------------------      ---------------------------------

                                  Supplement 1C
                            Future Grants under Plan
              Notice of Grant of Stock Options and Award Agreement

     This Supplement 1C is attached to and forms a part of the employment agreement (the "Agreement") between Norman P. Blake, Jr. (the "Executive") and Comdisco, Inc. (the "Company"). The purpose of this Supplement 1C is to set forth the Notice of Grant of Stock Options and Award Agreement applicable to a certain stock option award to be granted pursuant to paragraph 2(c)(ii) of the Agreement.

              NOTICE OF GRANT OF STOCK OPTIONS AND AWARD AGREEMENT

                                                             Option Number:
                                                             Plan:
                                                             ID:

This grant of stock options is subject to the provisions of the [Comdisco, Inc. 1998 Long-Term Stock Ownership Incentive Plan (as Amended and Restated Effective September 29, 2000) - or insert name of successor plan] (the "Plan") [if option granted outside of a plan, it shall be subject to terms substantially comparable to those under the plan] and the following additional terms and conditions.

Effective __/__/__, and pursuant to the terms of paragraph 2(c)(ii) of your employment agreement with Comdisco, Inc. (the "Company") dated February 27, 2001 (the "Agreement"), you have been granted a Non-Qualified Stock Option to buy __________ shares of Company stock at $__________ per share.

The total option price of the shares granted is $____________.

The option will become vested and remain exercisable in accordance with the terms of the Agreement.

Tax Treatment: This option is a "non-qualified option." You are not subject to Federal income taxation at the time of grant. Upon exercise of a non-qualified option, the difference between the option exercise price and the fair market value of the common stock on the date of exercise will be considered ordinary income.

Registration Resale: The Plan is presently the subject of an effective Registration Statement. While the Plan does not place restrictions on resales of shares acquired thereunder, shares acquired by "affiliates" of Comdisco may be subject to restrictions on resale imposed by the Securities Exchange Act of 1934 ("Act"). Shares acquired by non-affiliates will generally not be subject to restrictions on resale under the Act.

By your signature and Comdisco's signature below, you and Comdisco agree that these options are granted under and governed by the terms and conditions of the Plan and the Award Agreement, all of which are attached and made a part of this document.



--------------------------------------      ---------------------------------
Comdisco, Inc.                                       Date

--------------------------------------      ---------------------------------

                                  Supplement 2
                                Change in Control

         This Supplement 2 is attached to and forms a part of the employment agreement (the "Agreement") between Norman P. Blake, Jr. (the "Executive") and Comdisco, Inc. (the "Company") dated February 27, 2001. The purpose of this Supplement 2 is to set forth the definition of the term "Change in Control." A "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs (i), (ii), (iii) or (iv) shall have been satisfied:

         (i) any person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "1934 Act"), as such term is modified in Sections 13(d) and 14(d) of the 1934 Act), other than (1) any employee plan established by the Company, any Affiliate, or any Subsidiary (2) the Company, an Affiliate or Subsidiary, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company, its Subsidiaries or its Affiliates) representing 35% or more of either the then outstanding shares of Stock or the combined voting power of the Company's then outstanding voting securities;

         (ii) a majority of the members of the Board shall cease to be Continuing Members. For this purpose, "Continuing Member" means a member of the Board who either (i) was a member of the Board on the Employment Commencement Date, and has been such continuously thereafter or (ii) became a member of such Board after the Employment Commencement Date and whose election or nomination for election was approved by a vote of at least two-thirds of the Continuing Members then members of the Company's Board (other than a nomination of an individual whose initial membership on the Board is in connection with an actual or threatened election contest relating to the election of the members of the Board, as such terms are used in Rule 14a-11 of Regulation 14A under the 1934 Act as in effect immediately prior to January 24, 2000);

         (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or, if the surviving entity has a parent, the parent), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate or Subsidiary, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity or parent outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (determined pursuant to clause (i) above) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company, its Subsidiaries or its Affiliates) representing 35% or more of either the then outstanding shares of Stock or the combined voting power of the Company's then outstanding voting securities; or

         (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of the Company immediately prior to such transaction or series of transactions. The Committee administering the Company's stock option plan may also determine, in its discretion, that a sale of a substantial portion of the Company's assets or one of its businesses constitutes a "Change of Control."

                                  Supplement 3
                               Employee Agreement

     This Supplement 3 is attached to and forms a part of the employment agreement (the "Agreement") between Norman P. Blake, Jr. (the "Executive") and Comdisco, Inc. (the "Company") dated February 27, 2001. The purpose of this Supplement 3 is to set forth the following "Employee Agreement."

                               EMPLOYEE AGREEMENT

         I am entering into an employment agreement with Comdisco dated February 27, 2001 (the "Employment Agreement"). As a condition of entering into such Employment Agreement, I have agreed to enter into this Employee Agreement, and therefore I agree as follows:

         1. Background. I acknowledge that Comdisco's Business (as defined herein) is highly competitive, is marketed primarily to large and medium sized companies nationally and internationally, involves long "lead times" often exceeding one year to secure initial contracts, and requires ongoing, comprehensive customer support.

         2. Definitions. I understand that for purposes of this Agreement, the following definitions will apply:

                  2.1 "Comdisco" will mean Comdisco, Inc. or the Comdisco, Inc. subsidiary, division or affiliate by whom I am employed, now or in the future.

                  2.2 "Comdisco's Business" shall mean (1) while I am employed by Comdisco, any business in which Comdisco was engaged during the two year period immediately preceding that date (including, without limitation, any business if Comdisco devoted material resources to entering into such business during such two-year period), and (2) following the termination of my Comdisco employment, any business in which Comdisco was engaged during the two-year period immediately preceding the termination of my Comdisco employment (including, without limitation, any business if Comdisco devoted material resources to entering into such business during such two-year period).

                  2.3 "Confidential Information" will mean all trade secrets, know-how or other confidential information not known to the public at large that I obtained from Comdisco, or that I learned, discovered, developed, conceived, originated or prepared in the scope of my Comdisco employment. Confidential Information includes, but is not limited to, information and materials developed, collected or used by Comdisco personnel, and information disclosed to Comdisco by Customers, potential Customers or third parties in the course of a business relationship or proposed business relationship. Confidential Information includes, but is not limited to, the following general categories:

(1) information concerning Comdisco's operations, organizational structure, methods, technology, procedures, finances, accounting and legal matters;

(2) information concerning Comdisco's sales activities and strategies, marketing activities and strategies, servicing activities and strategies, bidding activities and strategies, product development activities and strategies, expansion/acquisition or contraction/divestiture plans, reorganization plans, and strategic business activities;

(3) information concerning Comdisco's past, present and potential Customers, including the names, addresses, telephone numbers and e-mail addresses of these customers; the identities of individuals responsible for buying products and services on behalf of these Customers; the needs and buying tendencies of these Customers; contract negotiations between Comdisco and these Customers; the contents and duration of contracts and agreement between Comdisco and these Customers; financial and credit information concerning these Customers' business operations; the identity, quantity and prices of products and services purchased from Comdisco by these Customers; and any confidential information regarding a Customer that I have learned in the course of providing services to and/or for the Customer;

(4) vendor and supplier information, including the names, addresses, telephone numbers and e-mail addresses of Comdisco's vendors and suppliers; information regarding Comdisco's relationship with its vendors and suppliers; contract negotiations between Comdisco and its vendors and suppliers; the contents and duration of contracts and agreements between Comdisco and its vendors and suppliers; financial and credit information concerning its vendors and suppliers; and the identity, quantity and prices of products and services purchased by Comdisco from its vendors and suppliers;

(5) information regarding Comdisco's pricing of its products and services, including price lists, pricing policies and pricing strategies;

(6) employment and payroll data, including recruiting and succession plans; and

(7) other information that Comdisco tells me is to be kept confidential, or that I should reasonably deem to be kept confidential, or that is designated as Confidential Information on an Attachment hereto.

Confidential Information may be contained on paper records, computer printouts or disks, or other forms of documentation or media, but it need not necessarily be reduced to a tangible form. Confidential Information does not include information that, now or in the future, is available to the public (other than through improper disclosure by me or another person) or information rightfully acquired from a third party.

                  2.4 "Customer" will mean any person, firm or other business entity which, during the two year period immediately preceding the termination of my Comdisco employment, (1) has contracted for any type of services or equipment from or through Comdisco or (2) has contacted Comdisco or been contacted by Comdisco with respect to the availability or offering of Comdisco's services or equipment and has requested or received a detailed proposal or offer from Comdisco, or (3) was assigned to me, either directly or indirectly, for account servicing or supervisory responsibilities (including, without limitation, accounts where I participated in sales calls or conference calls, and accounts for which I participated in sales strategy sessions regarding the account, whether or not such sessions were conducted in conjunction with representatives of the account).

         3. Covenant Not to Disclose or Use Confidential Information. I acknowledge that I have access to Confidential Information that must be maintained in strict confidence in order for Comdisco to protect its business and its competitive position in the marketplace. I acknowledge that it is difficult to ascertain how long Confidential Information would remain useful to Comdisco's competitors and potential competitors during my Comdisco employment and thereafter, and that some Confidential Information may remain useful to Comdisco's competitors for periods of indefinite duration. Therefore, during my Comdisco employment and thereafter, except as required in the performance of my duties to Comdisco, I will not directly or indirectly publish or disclose any Confidential Information to any competitor or other person outside Comdisco, and I will not remove from Comdisco premises or use for my own benefit or otherwise appropriate or copy any Confidential Information. This will apply whether or not I developed the Confidential Information.

         4.       Covenant Not to Work for a Major Competitor.

                  4.1 Given the nature of Comdisco's Business, I recognize that engaging in employment or other work for a major competitor would necessarily and inevitably lead to my unauthorized use or disclosure of confidential information. Accordingly, if I resign, or if Comdisco terminates my employment due to poor job performance (as determined by Comdisco) or due to my criminal, dishonest or improper behavior, then I will not directly or indirectly work for any major Comdisco competitor in the Comdisco Business for a period of one year after the termination of my Comdisco employment. This will include work as an employee, officer, director, owner, shareholder, partner, associate, consultant, advisor, contractor, joint venturer, manager, agent, representative or salesperson. This will not apply to subsidiaries, divisions or other units of a major Comdisco competitor which are not involved in the Comdisco Business.

                  4.2 Upon termination of my Comdisco employment, at my request, Comdisco will give me a list of its major competitors in the Comdisco Business. I acknowledge that the major competitors of Comdisco in the Comdisco Business currently include (without limitation) those listed on the Attachment(s) hereto.

                  4.3 I understand that Comdisco may, in its discretion, consider waiving this restriction completely or in part in unusual termination situations. I recognize that any waiver would be based on the facts and circumstances of the termination, and will not serve as a precedent for other situations.

                  4.4 During my Comdisco employment, I will comply with Comdisco's Conflicts of Interest Policy, as published in the Comdisco Code of Conduct, and I will not engage in any business activity that is competitive with Comdisco (unless agreed to by Comdisco in writing), and I will not take part in any activities which would be detrimental to Comdisco's interests.

         5.       Covenant Regarding Customers.

                  5.1 During my Comdisco employment and for a period of one year after the termination of my Comdisco employment for whatever reason, I will not compete or attempt to compete with Comdisco for the sale or procurement of services or equipment by or to any of the Comdisco Customers (or any person or entity affiliated with them) with whom I had contact during the two year period preceding the termination of my Comdisco employment. "Competing" includes, but is not limited to, accepting orders from a Customer, diverting a Customer's business from Comdisco, disparaging Comdisco or its employees with a Customer, or otherwise interfering with Comdisco's business with a Customer, even if a Customer initiates contact with me.

                  5.2 During my Comdisco employment and for a period of one year after the termination of my Comdisco employment for whatever reason, I will not solicit or contact, directly or through other persons or entities, for the purpose of competing with Comdisco's Business, any of the Comdisco Customers (or any person or entity affiliated with them) with whom I had contact during the two year period preceding the termination of my Comdisco employment.

                  5.3 I acknowledge that Comdisco has a protectible business interest in its relationships with its Customers, and in the continued loyalty of its Customers. I acknowledge that Comdisco seeks to maintain and/or promote its business with its Customers for an indefinite time period, even though there are a number of competitors with which they could do business. I acknowledge that I have had, and will have, contact with Comdisco's Customers (and have developed my knowledge regarding their on-going business needs) primarily, if not exclusively, as a result of my employment with Comdisco.

         6. Covenant Not to Solicit Employees. During my Comdisco employment and for a period of one year after the termination of my Comdisco employment for whatever reason, I will not (either directly or indirectly) employ, solicit or endeavor to entice away from Comdisco (whether for my own business or on behalf of another person or entity) any persons who are either employees in the Comdisco Business or who have been employed by Comdisco within a six month period prior to my action.

         7.       Developments.

                  7.1 I agree that I will have no proprietary interest in any idea, invention, design, technical or business innovation, computer program and related documentation, or any other work product developed, conceived, or used by me, in whole or in part, that arises out of my employment with Comdisco, or that are otherwise made through the use of Comdisco's time, facilities or materials (all collectively called "Developments"). I acknowledge that all Developments are and will be the sole property of Comdisco, and that Comdisco is not required to designate me as the author thereof. I will promptly disclose all Developments to my manager, and will at Comdisco's request and expense, do all things that may be necessary and appropriate to establish or document Comdisco's ownership of the Developments (including, but not limited to, the execution of the appropriate copyright or patent applications or assignments).

                  7.2 I have identified at the end of this Agreement all inventions and other intellectual property in which I claim any right, title or interest and which were made or conceived solely or jointly by me, or written wholly or in part by me, but that have been neither published nor filed in any patent or copyright office. If none are indicated, then I agree that I do not have any to identify. (Note: It is in your interest to establish that any of the above were made, conceived or written before the commencement of your employment by Comdisco. You should not disclose them in detail, but identify them only by titles and dates of documents describing them. If you wish to interest Comdisco in any of them, you may contact your department head, who will provide you with instructions for submitting them to Comdisco.)

         8.       Remedies

                  8.1 I acknowledge that Comdisco has expended and continues to expend substantial time, money and effort to: (1) develop proprietary and commercially valuable Confidential Information and Developments; (2) locate Customers and to establish and maintain long term and near permanent business relationships with them; and (3) recruit, train and compensate its work force. I understand that it would be extremely difficult to measure the damages that might result from any breach by me of this Agreement, and that a breach may cause irreparable injury to Comdisco that could not be compensated by money damages. I agree that my commitments in this Agreement are supported by adequate consideration from Comdisco. Accordingly, Comdisco will be entitled, in addition to any other rights and remedies it may have, to specific performance and to a court order (without the posting of any bond) prohibiting me (and any others involved) from breaching this Agreement. I consent to the jurisdiction and venue of any state or federal court located in Illinois for any suit involving this Agreement.

                  8.2 If a court decides that I have violated any provision of this Agreement, then I agree to pay any reasonable court costs, attorneys' fees or litigation expenses incurred by Comdisco in enforcing this Agreement. If I violate paragraphs 4, 5 or 6 of this Agreement, then the violated paragraph(s) will remain in force for one year after the violation ends. I understand that this Agreement will be construed and enforced in accordance with Illinois law, without regard to its conflicts of law rules. If a court decides that any part of this Agreement is not enforceable, then the rest of this Agreement will not be affected. If a court decides that any part of this Agreement is too broad, then the court may limit that part and enforce it as limited.

         9. Business Opportunities. I acknowledge that the foregoing restrictions will not unreasonably prevent me from obtaining gainful employment in my occupation or field of expertise, or otherwise cause me undue hardship. I agree that there are numerous other employment and business opportunities available to me in the geographic area reasonably near my place of residence that are not affected by these restrictions. I acknowledge that these restrictions do not disproportionately benefit Comdisco, and are reasonable and necessary in order to protect Comdisco's legitimate interests. I acknowledge that Comdisco will rely on these restrictions now and in the future in assigning duties and responsibilities to me. I agree to make this Agreement known to any prospective employers before accepting new employment, and I understand that Comdisco may make this Agreement known to such prospective employers or other persons.

         10.      Confidential Information of Third Parties.

                  10.1 I confirm that I will not disclose to Comdisco, or use in Comdisco's Business, or cause or induce others to use in Comdisco's Business, any information or materials that are confidential to any third party (including any of my prior employers and/or their customers) and that Comdisco does not otherwise have the right to use. Without limiting the foregoing, I have signed an agreement with _________________________________________ (a current or prior employer) relating to confidential information. I (can/cannot) furnish Comdisco with a copy of this agreement.

                  10.2 I will comply, and do all things necessary to permit Comdisco to comply, with the laws and regulations of all governments under which Comdisco does business, and with the provisions of contracts between Comdisco and any such government or its contractors, or between Comdisco and any private contractors, that relate to intellectual property or the safeguarding of information, including the signing of any confidentiality agreements required in connection with the performance of my duties during my employment with Comdisco.

         11. Non-Violation of Other Restrictive Covenants. I confirm that my employment with Comdisco does not and will not violate any restrictive covenant or similar contractual provision (including, but not limited to, non-competition or non-solicitation obligations) that I may have agreed to or am bound by with any prior employer or other third party. I confirm that I have never been employed by or worked for SunGard Data Systems Inc. or any related entity.

         12.      Duties Upon Termination of Employment.

                  12.1 I acknowledge that my termination of employment with Comdisco shall be governed by the provisions of the Employment Agreement.

                  12.2 Upon the termination of my Comdisco employment (or at any other time if so requested), I agree to promptly deliver to Comdisco all "Comdisco Materials", which include all assets, files, documents, business records, notes, designs, data, software, manuals, equipment, keys, credit cards, passwords, lists of Customers, and any other Comdisco-owned items of any nature (regardless of the medium in which they are contained and regardless of how they entered my possession or control) that are in my possession or control, including materials that contain or are derived from Confidential Information or Developments. I will retain no copies, excerpts or summaries of any Comdisco Materials, nor will I make arrangements to place any Comdisco Materials in the possession or control of another person or entity in advance of my termination.

                  12.3 I understand that my responsibilities regarding Comdisco Materials include an obligation to avoid undertaking or causing any "clean-up" activities that might result in the loss of information of value to Comdisco. I agree that I will not, in connection with or anticipation of the termination of my Comdisco employment, throw out any documents or other Comdisco Materials, nor will I attempt to delete, purge or clean out software files, e-mails or any other intangible items on computer that I utilize in connection with my work for Comdisco.

         13. Miscellaneous. (13.1) By signing this Agreement and performing services for Comdisco, I will not, to the best of my knowledge, be violating any other contract, agreement or understanding to which I am a party. (13.2) Nothing in this Agreement will be deemed to create, either expressly or by implication, a contract of employment for a specific period of time. (13.3) This Agreement, together with the Employment Agreement (including the supplements thereto) represents my entire understanding with Comdisco on the subjects covered herein, and supersedes any prior understandings or agreements. This Agreement may be changed only by a written agreement signed by an authorized Comdisco representative and me in accordance with the amendment procedures under the Employment Agreement. (13.4) This Agreement will benefit any successors or assigns of Comdisco, and will bind my heirs, estate and personal and legal representatives. This Agreement is personal to me and I may not assign it. (13.5) If Comdisco waives my breach of this Agreement, this will not constitute a waiver of any subsequent breaches. Any Comdisco waiver must be in writing and signed by an authorized Comdisco representative.

                  I ACKNOWLEDGE THAT I HAVE READ THIS AGREEMENT IN ITS ENTIRETY. I UNDERSTAND THAT THIS AGREEMENT IS LEGALLY ENFORCEABLE. I ACKNOWLEDGE THAT I HAVE HAD THE OPPORTUNITY TO CONFER WITH ANYONE OF MY CHOICE CONCERNING THIS AGREEMENT. BY SIGNING BELOW, I ACKNOWLEDGE THAT I AM ENTERING THIS AGREEMENT VOLUNTARILY AND INTEND TO BE BOUND BY IT.


EMPLOYEE'S SIGNATURE:______________________________________________

EMPLOYEE'S NAME: Norman P. Blake, Jr.

DATE SIGNED: February 27, 2001